Investor Contacts:  Rusty Cloutier
   President & CEO or
   Jim McLemore, CFA
   Sr. EVP & CFO
   337.237.8343

Media Contact:      Alex Calicchia
  Chief Marketing Officer
  337.593.3008
MidSouth Bancorp, Inc. Reports Third Quarter 2010 Results
•	Strong Capital Position with Total Risk Weighted Capital of 21.70%
•	FTE Net Interest Margin of 4.72% and NPAs/Total Assets of 2.58%

LAFAYETTE, LA., October 26, 2010/PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (“MidSouth”) (NYSE Amex: MSL) today reported net earnings available to common shareholders of $939,000 for the third quarter of 2010, a decrease of 17.0% compared to net earnings available to common shareholders of $1.1 million reported for the third quarter of 2009, and a decrease of 1.3% compared to $951,000 in net earnings available to common shareholders for the second quarter of 2010.  Diluted earnings for the third quarter of 2010 were $0.09 per common share, a decrease of 47.1% from $0.17 per common share reported for the third quarter of 2009, and a decrease of 10.0% from $0.10 per common share reported for the second quarter of 2010.  Third quarter 2010 earnings include a one-time charge for a data processing contract cancellation.  Net of taxes, the charge reduced diluted earnings for the period by $0.02 per common share.

For the nine months ended September 30, 2010, net earnings available to common shareholders totaled $3.0 million, a 19.4% increase from earnings of $2.5 million for the first nine months of 2009.  Diluted earnings per share were $0.31 for the first nine months of 2010, compared to $0.38 for the first nine months of 2009.

Total assets at September 30, 2010 were $992.8 million, compared to $947.8 million in total assets reported at September 30, 2009.  Total loans were $598.3 million at September 30, 2010 compared to $588.6 million at September 30, 2009 and deposits totaled $779.6 million as of September 30, 2010, compared to $772.1 million on September 30, 2009.  In linked-quarter comparison, total loans increased $12.2 million, up 2.1% from $586.1 million at June 30, 2010.

MidSouth’s leverage capital ratio increased to 14.16% at September 30, 2010 from 10.62% at September 30, 2009.  Tier 1 risk-weighted capital and total risk-weighted capital ratios were 20.45% and 21.70% at September 30, 2010, compared to 14.65% and 15.87% at September 30, 2009, respectively.

Third quarter 2010 net earnings available to common shareholders totaled $939,000 compared to $1.1 million for the same period of 2009.  Net interest income increased $367,000 in quarterly comparison due to a $745,000 decrease in interest expense on interest-bearing liabilities that offset a $378,000 decrease in interest income from earning assets.  The improvement in net interest income was offset by a $500,000 increase in the provision for loan losses and a $236,000 decrease in non-interest income.  Provisions totaling $1.5 million were expensed in the third quarter 2010 primarily due to the impairment analysis of a $3.4 million commercial development loan.  Non-interest income decreased primarily due to a $309,000 decrease in service charges on deposit accounts, including insufficient funds fees, which was partially offset by a $90,000 increase in ATM/debit card income.  Non-interest expense decreased $209,000 in quarterly comparison primarily due to decreases of $387,000 in salary and benefit costs, $110,000 in occupancy expenses and $52,000 in marketing costs.  The decrease in salaries and benefit costs resulted primarily from a reduction in full time equivalent employees from 413 at September 30, 2009 to 388 at September 30, 2010.  Additionally, group health insurance expense decreased $212,000 as MidSouth’s partially self-funded group health insurance plan experienced a lower amount of insurance claims in year-over-year comparison.  These decreases were partially offset by a $260,000 increase in data processing costs and an $84,000 increase in expenses related to a customer relationship management (“CRM”) program.  The $260,000 increase in data processing costs resulted primarily from a one-time accrual for a data processing contract cancellation.

C. R. “Rusty” Cloutier, President and Chief Executive Officer, commenting on third quarter noted, “During the quarter, the Dodd-Frank Wall Street Reform and Consumer Protection Act was signed into law.  This extremely complex legislation impacts the entire financial services industry and will most likely lead to increased regulatory compliance costs.  At MidSouth, in the midst of this challenging environment, we have focused on maintaining a strong capital position, reducing expenses, and growing loans.  We continue to evaluate growth opportunities that will increase our franchise value for shareholders, customers, and employees.”

In linked-quarter comparison, net earnings available to common shareholders decreased $12,000, as a $275,000 improvement in net interest income was offset by a $288,000 decrease in non-interest income.  The $288,000 decrease in non-interest income resulted primarily from decreases of $183,000 in service charges on deposit accounts, $69,000 in safe deposit box rental income, and $51,000 in other non-interest income.

In year-to-date comparison, the $492,000 increase in net earnings available to common shareholders resulted primarily from a $704,000 reduction in non-interest expense and a $243,000 increase in net interest income.  Additionally, non-interest income increased $41,000 year over year, as a $215,000 decrease in service charges on deposit accounts was offset by increases of $179,000 in ATM and debit card income and $77,000 in other non-interest income.  The resulting $988,000 improvement in earnings was partially offset by a $423,000 increase in tax expense, a $50,000 increase in the provision for loan losses, and a $23,000 increase in preferred dividends. The $423,000 increase in tax expense for the nine months ended September 30, 2010 resulted primarily from the improvement in earnings before taxes as compared to the nine months ended September 30, 2009.

Asset Quality. Nonaccrual loans totaled $23.6 million as of September 30, 2010, compared to $15.5 million as of September 30, 2009 and $19.8 million as of June 30, 2010.  The increase in nonaccruals year-over-year and in linked-quarter comparison resulted primarily from the addition of a $3.9 million commercial loan, which is well collateralized and secured primarily by a marine vessel, and a $3.4 million commercial development loan in the Texas market added in the third quarter of 2010.  Of the remaining $16.3 million in nonaccrual loans, $10.5 million, or 64.4%, represented two large commercial real estate loan relationships in the Baton Rouge market.  Loans past due 90 days or more and still accruing totaled $624,000 at September 30, 2010, a decrease of $1.0 million from September 30, 2009 and a decrease of $900,000 from June 30, 2010.  Total nonperforming assets to total assets were 2.58% at September 30, 2010, compared to 1.90% at September 30, 2009 and 2.29% at June 30, 2010.  Two small commercial loans totaling $661,000 were classified as troubled debt restructurings during the third quarter of 2010 due to a reduction in monthly payments granted to the borrowers.  The $1.2 million in troubled debt restructurings at June 30, 2010 represented one commercial loan that paid off in August 2010.

Allowance coverage for nonperforming loans was 34.91% at September 30, 2010, compared to 46.82% at September 30, 2009 and 39.90% at June 30, 2010.  Annualized net charge-offs were 0.83% of total loans for both the third quarter of 2010 and the third quarter of 2009 and 0.75% for the second quarter of 2010.  The ALLL/total loans ratio was 1.41% for quarter ended September 30, 2010, compared to 1.36% at September 30, 2009 and 1.45% at June 30, 2010.

Mr. Cloutier, commenting on MidSouth’s asset quality, remarked “We have seen a leveling off of classified and criticized assets, at least in the short-term.  However, the longer term affect of the deepwater drilling moratorium, despite its recent lifting, is still uncertain.”

Net Interest Income.   Fully taxable-equivalent (“FTE”) net interest income totaled $10.7 million for the third quarter of 2010, an increase of 3.2%, or $330,000, from the $10.4 million reported for the third quarter of 2009.  The increase in FTE net interest income resulted primarily from a 45 basis point reduction in the average rate paid on interest-bearing liabilities, from 1.56% at September 30, 2009 to 1.11% at September 30, 2010.  The $745,000 reduction in interest expense offset a $415,000 decrease in interest income on earning assets for the period.  Interest income on loans declined due to a $6.5 million decrease in the average volume and a 14 basis point decrease in the average yield on loans in quarterly comparison.  Interest income on investments decreased as the impact of a 124 basis point decline in the average yield on investments offset a $75.2 million increase in the average volume.  Investment yields were further impacted by an increase in cash held overnight earning interest at a rate of 25 basis points or less.  As a result of these changes in volume and yield on earning assets and interest bearing liabilities, the FTE net interest margin decreased 10 basis points, from 4.82% for the third quarter of 2009 to 4.72% for the third quarter of 2010.

In year-to-date comparison, FTE net interest income increased $108,000, as a $2.0 million reduction in interest expense offset a $1.9 million decrease in interest income.  The decrease in interest income on earning assets resulted primarily from a $14.0 million decrease in the average volume of loans, combined with a 13 basis point decline in the average yield on loans, from 6.97% at September 30, 2009 to 6.84% at September 30, 2010.  Additionally, interest income on investments decreased as a 137 basis point reduction in the average yield earned on investments offset the impact of a $64.7 million increase in the average volume of investments.  Interest expense decreased primarily due to a 47 basis point reduction in the average rate paid on interest-bearing deposits, from 1.45% at September 30, 2009 to 0.98% at September 30, 2010.  As a result, the taxable-equivalent net interest margin declined 23 basis points, from 4.96% for the nine months ended September 30, 2009 to 4.73% for the nine months ended September 30, 2010.

In linked-quarter comparison, FTE net interest income increased $271,000, primarily due to an increase in the average volume of loans and investments combined with lower average rates paid on deposit accounts.   Balance sheet and yield changes in linked-quarter comparison resulted in a 1 basis point decrease in the FTE net interest margin, from 4.73% at June 30, 2010 to 4.72% at September 30, 2010.

About MidSouth Bancorp, Inc.

MidSouth Bancorp, Inc. is a bank holding company headquartered in Lafayette, Louisiana with assets of $993 million as of September 30, 2010.  Through our wholly owned subsidiary, MidSouth Bank, N.A., we offer a full range of banking services to commercial and retail customers in south Louisiana and southeast Texas.  MidSouth Bank has 34 locations in Louisiana and Texas and more than 50 ATMs.

Forward-Looking Statements  Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties.  These statements include, among others, statements regarding future results, changes in the local and national economy, including the deepwater drilling moratorium, the work-out of nonaccrual loans, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and potential acquisitions.  Actual results may differ materially from the results anticipated in these forward-looking statements.  Factors that might cause such a difference include, among other matters, changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels; changes in local economic and business conditions, including, without limitation, changes related to the oil and gas industries, that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans; the timing and ability to reach any agreement to restructure nonaccrual loans;  increased competition for deposits and loans which could affect compositions, rates and terms; the timing and impact of future acquisitions, the success or failure of integrating operations, and the ability to capitalize on growth opportunities upon entering new markets; loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels; legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, such as the Dodd-Frank Act, changes in the scope and cost of FDIC insurance and other coverages, and changes in the U.S. Treasury’s Capital Purchase Program; and other factors discussed under the heading “Risk Factors” in MidSouth’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 16, 2010 and in its other filings with the SEC.  MidSouth does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	For the Quarter Ended			For the Quarter Ended
	September 30,		%	June 30,	%
EARNINGS DATA	2010	2009	Change	2010	Change
Total interest income	$12,120	$12,498	-3.0%	$11,929	1.6%
Total interest expense	1,821	2,566	-29.0%	1,905	-4.4%
Net interest income	10,299	9,932	3.7%	10,024	2.7%
FTE net interest income	10,705	10,375	3.2%	10,434	2.6%
Provision for loan losses	1,500	1,000	50.0%	1,500	0.0%
Non-interest income	3,736	3,972	-5.9%	4,024	-7.2%
Non-interest expense	11,117	11,326	-1.8%	11,169	-0.5%
Net earnings before income taxes	1,418	1,578	-10.1%	1,379	2.8%
Provision for income tax	179	147	21.8%	129	38.8%
Net income	1,239	1,431	-13.4%	1,250	-0.9%
Dividends on preferred stock	300	299	0.3%	299	0.3%
Net income available to common shareholders	$939	$1,132	-17.0%	$951	-1.3%

PER COMMON SHARE DATA
Basic earnings per share	$0.09	$0.17	-47.1%	$0.10	-10.0%
Diluted earnings per share	0.09	0.17	-47.1%	0.10	-10.0%
Quarterly dividends per share	0.07	0.07	0.0%	0.07	0.0%
Book value at end of period	12.17	11.83	2.9%	11.97	1.7%
Tangible book value at period end	11.20	10.39	7.8%	11.00	1.8%
Market price at end of period	14.15	13.20	7.2%	12.77	10.8%
Shares outstanding at period end (1)	9,725,252	6,618,268	46.9%	9,725,252	0.0%
Weighted average shares outstanding
Basic	9,709,538	6,592,110	47.3%	9,707,299	0.0%
Diluted	9,725,368	6,612,428	47.1%	9,729,421	0.0%

AVERAGE BALANCE SHEET DATA
Total assets	$985,782	$934,519	5.5%	$967,869	1.9%
Loans and leases	587,596	594,050	-1.1%	581,565	1.0%
Total deposits	774,013	765,776	1.1%	764,665	1.2%
Total common equity (1)	118,051	77,599	52.1%	116,136	1.6%
Total tangible common equity	108,634	68,077	59.6%	106,694	1.8%
Total equity (2)	137,387	96,738	42.0%	135,423	1.5%

SELECTED RATIOS	9/30/2010	9/30/2009		6/30/2010
Annualized return on average assets	0.38%	0.48%	-20.8%	0.39%	-2.6%
Annualized return on average tangible common equity	3.43%	6.60%	-48.0%	3.58%	-4.2%
Average loans to average deposits	75.92%	77.57%	-2.1%	76.05%	-0.2%
Taxable-equivalent net interest margin	4.72%	4.82%	-2.1%	4.73%	-0.2%
Leverage capital ratio (1) (2)	14.16%	10.62%	33.3%	14.35%	-1.3%

CREDIT QUALITY
Allowance for loan losses (ALLL) as a % of total loans	1.41%	1.36%	3.7%	1.45%	-2.8%
Nonperforming assets to tangible equity + ALLL	18.76%	18.73%	0.2%	16.55%	13.4%
Nonperforming assets to total loans, other real estate
owned and other foreclosed assets	4.28%	3.05%	40.3%	3.80%	12.6%
Annualized net YTD charge-offs to total loans	0.83%	0.83%	0.0%	0.75%	10.2%

(1) On December 22, 2009, the Company completed an underwritten capital offering of 2.7 million shares of common stock at $12.75 per share. On January 7, 2010, the underwriters of the offering exercised their overallotment option and the Company issued an additional 405,000 of common stock at $12.75.

(2) On January 9, 2009, the Company participated in the Capital Purchase Plan of the U. S. Department of the Treasury, which added $20 million in capital in the form of preferred stock.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

BALANCE SHEET	September 30,	September 30,	%	June 30,	March 31,
	2010	2009	Change	2010	2010
Assets
Cash and cash equivalents	$53,379	$62,585	-14.7%	$36,291	$56,895
Securities available-for-sale	274,291	218,795	25.4%	277,707	262,196
Securities held-to-maturity	1,588	3,218	-50.7%	1,588	2,068
Total investment securities	275,879	222,013	24.3%	279,295	264,264
Time deposits held in banks	5,060	16,023	-68.4%	10,060	15,060
Other investments	5,065	0	100.0%	5,068	4,899
Total loans	598,311	588,589	1.7%	586,062	576,250
Allowance for loan losses	(8,446)	(8,015)	5.4%	(8,471)	(7,917)
Loans, net	589,865	580,574	1.6%	577,591	568,333
Premises and equipment	36,814	39,049	-5.7%	37,213	37,955
Goodwill and other intangibles	9,406	9,508	-1.1%	9,431	9,457
Other assets	17,361	18,078	-4.0%	16,832	17,548
Total assets	$992,829	$947,830	4.7%	$971,781	$974,411

Liabilities and Stockholders' Equity
Non-interest bearing deposits	195,496	181,115	7.9%	177,840	175,861
Interest-bearing deposits	584,110	590,976	-1.2%	592,067	594,586
Total deposits	779,606	772,091	1.0%	769,907	770,447
Securities sold under agreements to
repurchase and other short term
borrowings	53,091	55,366	-4.1%	44,668	48,146
Junior subordinated debentures	15,465	15,465	0.0%	15,465	15,465
Other liabilities	6,970	7,466	-6.6%	6,018	5,634
Total liabilities	855,132	850,388	0.6%	836,058	839,692
Total shareholders' equity (1)	137,697	97,442	41.3%	135,723	134,719
Total liabilities and shareholders' equity	$992,829	$947,830	4.7%	$971,781	$974,411

(1) On December 22, 2009, the Company completed an underwritten capital offering of 2.7 million shares of common stock at $12.75 per share. On January 7, 2010, the underwriters of the offering exercised their overallotment option and the Company issued an additional 405,000 shares of common stock at $12.75. On January 9, 2009, the Company participated in the Capital Purchase Plan of the U. S. Department of the Treasury, which added $20 million in capital in the form of preferred stock.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	Three Months Ended			Nine Months Ended
EARNINGS STATEMENT	September 30,		%	September 30,		%
	2010	2009	Change	2010	2009	Change

Interest income	$12,120	$12,498	-3.0%	$35,988	$37,788	-4.8%
Interest expense	1,821	2,566	-29.0%	5,765	7,808	-26.2%
Net interest income	10,299	9,932	3.7%	30,223	29,980	0.8%
Provision for loan losses	1,500	1,000	50.0%	4,150	4,100	1.2%
Service charges on deposit accounts	2,427	2,736	-11.3%	7,485	7,700	-2.8%
Other charges and fees	1,309	1,236	5.9%	3,916	3,660	7.0%
Total non-interest income	3,736	3,972	-5.9%	11,401	11,360	0.4%
Salaries and employee benefits	5,118	5,505	-7.0%	15,306	16,257	-5.8%
Occupancy expense	2,177	2,287	-4.8%	6,709	6,916	-3.0%
FDIC premiums	334	328	1.8%	986	1,380	-28.6%
Other non-interest expense	3,488	3,206	8.8%	10,019	9,171	9.2%
Total non-interest expense	11,117	11,326	-1.8%	33,020	33,724	-2.1%
Income before income taxes	1,418	1,578	-10.1%	4,454	3,516	26.7%
Provision for income taxes	179	147	21.8%	530	107	395.3%
Net earnings	1,239	1,431	-13.4%	3,924	3,409	15.1%
Dividends on preferred stock	300	299	0.3%	898	875	2.6%
Net earnings available to common shareholders	$939	$1,132	-17.0%	$3,026	$2,534	19.4%

Earnings per common share, diluted	$0.09	$0.17	-47.1%	$0.31	$0.38	-18.4%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

EARNINGS STATEMENT	Third	Second	First	Fourth	Third
QUARTERLY TRENDS	Quarter	Quarter	Quarter	Quarter	Quarter
	2010	2010	2010	2009	2009
Interest income	$12,120	$11,929	$11,939	$12,253	$12,498
Interest expense	1,821	1,905	2,039	2,412	2,566
Net interest income	10,299	10,024	9,900	9,841	9,932
Provision for loan losses	1,500	1,500	1,150	1,350	1,000
Net interest income after provision for loan loss	8,799	8,524	8,750	8,491	8,932
Total non-interest income	3,736	4,024	3,641	3,686	3,972
Total non-interest expense	11,117	11,169	10,734	10,969	11,326
Income before income taxes	1,418	1,379	1,657	1,208	1,578
Income taxes (benefit)	179	129	222	18	147
Net income	1,239	1,250	1,435	1,190	1,431
Dividends on preferred stock	300	299	299	300	299
Net income available to common shareholders	$939	$951	$1,136	$890	$1,132

Earnings per share, diluted	$0.09	$0.10	$0.12	$0.13	$0.17

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

COMPOSITION OF LOANS	September 30,	September 30,	%	June 30,	March 31,
	2010	2009	Change	2010	2010

Commercial, financial, and agricultural	$194,729	$196,499	-0.9%	$195,113	$187,753
Lease financing receivable	5,192	7,112	-27.0%	5,956	6,398
Real estate - construction	47,407	37,402	26.7%	43,289	39,258
Real estate - commercial	208,491	193,226	7.9%	196,678	192,162
Real estate - residential	74,820	71,016	5.4%	74,662	76,139
Installment loans to individuals	66,544	79,813	-16.6%	68,283	72,211
Other	1,128	3,521	-68.0%	2,081	2,329

Total loans	$598,311	$588,589	1.7%	$586,062	$576,250

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

ASSET QUALITY DATA	September 30,	September 30,	%	June 30,	March 31,
	2010	2009	Change	2010	2010

Nonaccrual loans	$23,569	$15,520	51.9%	$19,772	$20,362
Loans past due 90 days and over	624	1,600	-61.0%	1,459	508
Total nonperforming loans	24,193	17,120	41.3%	21,231	20,870
Other real estate owned	1,401	758	84.8%	1,002	927
Other foreclosed assets	55	89	-38.2%	65	81
Total nonperforming assets	$25,649	$17,967	42.8%	$22,298	$21,878

Troubled debt restructurings	$661	$-	100.0%	$1,198	$-

Nonperforming assets to total assets	2.58%	1.90%	35.8%	2.29%	2.25%
Nonperforming assets to total loans +
OREO + other foreclosed assets	4.28%	3.05%	40.3%	3.80%	3.79%
ALLL to nonperforming loans	34.91%	46.82%	-25.4%	39.90%	37.93%
ALLL to total loans	1.41%	1.36%	3.7%	1.45%	1.37%

Year-to-date charge-offs	$3,908	$3,872	0.9%	$2,325	$1,281
Year-to-date recoveries	209	201	4.0%	151	53
Year-to-date net charge-offs	$3,699	$3,671	0.8%	$2,174	$1,228
Annualized net YTD charge-offs to total loans	0.83%	0.83%	0.0%	0.75%	0.85%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

YIELD ANALYSIS	Three Months Ended			Three Months Ended
	September 30, 2010			September 30, 2009

		Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$161,183	$925	2.30%	$99,178	$898	3.62%
Tax-exempt securities	108,555	1,392	5.13%	112,670	1,511	5.36%
Other investments and interest bearing
deposits	24,906	56	0.90%	7,562	40	2.12%
Total investments	294,644	2,373	3.22%	219,410	2,449	4.46%
Federal funds sold	4,594	3	0.26%	24,587	10	0.16%
Time deposits in other banks	13,864	46	1.32%	16,458	56	1.35%
Loans	587,596	10,104	6.82%	594,050	10,426	6.96%
Total interest earning assets	900,698	12,526	5.52%	854,505	12,941	6.01%
Non-interest earning assets	85,084			80,014
Total assets	$985,782			$934,519

Interest-bearing liabilities:
Deposits	$586,258	$1,325	0.90%	$584,933	$2,014	1.37%
Repurchase agreements	51,920	249	1.90%	50,359	303	2.39%
Federal funds purchased	-	-	0.00%	-	-	0.00%
Other borrowings	-	-	0.00%	-	-	0.00%
Junior subordinated debentures	15,465	247	6.25%	15,465	249	6.30%
Total interest-bearing liabilities	653,643	1,821	1.11%	650,757	2,566	1.56%
Non-interest bearing liabilities	194,752			187,024
Shareholders' equity	137,387			96,738
Total liabilities and shareholders' equity	$985,782			$934,519

Net interest income (TE) and margin		$10,705	4.72%		$10,375	4.82%

Net interest spread			4.41%			4.45%

MIDSOUTH BANCORP, INC. AND SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

YIELD ANALYSIS	Nine Months Ended			Nine Months Ended
	September 30, 2010			September 30, 2009

		Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$152,383	$2,816	2.46%	$97,979	$3,046	4.15%
Tax-exempt securities	109,938	4,247	5.15%	116,116	4,678	5.37%
Other investments and interest bearing
deposits	22,043	145	0.88%	5,539	102	2.46%
Total investments	284,364	7,208	3.38%	219,634	7,826	4.75%
Federal funds sold	2,351	4	0.22%	17,418	29	0.22%
Time deposits in other banks	19,757	182	1.23%	11,895	187	2.10%
Loans	582,904	29,832	6.84%	596,903	31,119	6.97%
Total interest earning assets	889,376	37,226	5.60%	845,850	39,161	6.19%
Non-interest earning assets	84,944			81,972
Total assets	$974,320			$927,822

Interest-bearing liabilities:
Deposits	$589,636	$4,316	0.98%	$575,418	$6,228	1.45%
Repurchase agreements	47,433	713	2.01%	41,085	775	2.52%
Federal funds purchased	325	2	0.81%	770	5	0.86%
Other borrowings	912	3	0.44%	6,183	23	0.50%
Junior subordinated debentures	15,465	731	6.23%	15,465	777	6.63%
Total interest-bearing liabilities	653,771	5,765	1.18%	638,921	7,808	1.63%
Non-interest bearing liabilities	184,739			193,284
Shareholders' equity	135,810			95,617
Total liabilities and shareholders' equity	$974,320			$927,822

Net interest income (TE) and margin		$31,461	4.73%		$31,353	4.96%

Net interest spread			4.42%			4.56%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(in thousands except per share data)

	For the Quarter Ended
	September 30,	September 30,	June 30,
Per Common Share Data	2010	2009	2010

Book value per common share	$12.17	$11.83	$11.97
Effect of intangible assets per share	0.97	1.44	0.97
Tangible book value per common share	$11.20	$10.39	$11.00

Average Balance Sheet Data

Total equity	$137,387	$96,738	$135,423
Preferred equity	19,336	19,139	19,287
Total common equity	$118,051	$77,599	$116,136
Intangible assets	9,417	9,522	9,442
Tangible common equity	$108,634	$68,077	$106,694

 Certain financial information included in the earnings release and the associated Condensed Consolidated Financial Information (unaudited) is determined by methods other than in accordance with GAAP. The non-GAAP financial measure above is calculated by using "tangible common equity," which is defined as total common equity reduced by intangible assets. "Tangible book value per common share" is defined as tangible common equity divided by total common shares outstanding.

 We use non-GAAP measures because we believe they are useful for evaluating our financial condition and performance over periods of time, as well as in managing and evaluating our business and in discussions about our performance. We also believe these non-GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that other companies may use.